FORM 8-A

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

INOVIO PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	33-0969592
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

660 W. GERMANTOWN PIKE, SUITE 110 PLYMOUTH MEETING, PA	19462
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class registered	Name of each exchange on which to be each class is to be registered
Common Stock, $0.001 par value	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

Inovio Pharmaceuticals, Inc. (the “Registrant”) hereby incorporates by reference the description of its common stock, par value $0.001 per share (the “Common Stock”) contained under the caption “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-3 (file no. 333-197584), as originally filed with the Securities and Exchange Commission (the “Commission”) on July 23, 2014 (the “Registration Statement”) and declared effective by the Commission on August 8, 2014. Any form of prospectus to the Registration Statement that includes such description and that is subsequently filed is also incorporated by reference herein.

Item 2. Exhibits.

Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

INOVIO PHARMACEUTICALS, INC.

(Registrant)

Date: September 12, 2014

By:	/s/ Peter Kies
Name: Peter Kies
Title: Chief Financial Officer